SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of Principal Executive Offices)
Registrant’s Telephone number, including area code: 31 10 275 5500
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On August 15, 2011, LyondellBasell Industries N.V. (the “Company”) filed a Current Report on Form 8-K/A in which it made revisions to the Consolidated Financial Statements for the year ended December 31, 2010 and the Notes thereto that were previously included in the Company’s Current Report on Form 8-K filed on June 22, 2011. The revisions are described in Note 2, “Summary of Significant Accounting Policies — Basis of Presentation” included in the Consolidated Financial Statement for the year ended December 31, 2010, and relate to adjustments in the Company’s opening fresh start balance sheet as a result of deferred tax liabilities either omitted or included in error; errors in the calculation of the tax asset basis reduction; and related uncertain tax provisions resulting from the forgiveness of certain debts upon emergence from bankruptcy. The Company assessed the materiality of the misstatements that required revision in accordance with the SEC’s Staff Accounting Bulletin No. 99 and concluded that the errors were not, individually or in the aggregate, material to any of the Company’s previously issued financial statements.
     The Company is filing this Current Report on Form 8-K (this “Report”) for the purpose of revising Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A”) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”) to conform MD&A to the revised financial statements described above.
     The MD&A included in this Report has not been updated for any events occurring after the date the 2010 Form 10-K was originally filed. This Report should be read in conjunction with the 2010 Form 10-K (except for Part II, Item 7) and, to the extent filed after the 2010 Form 10-K, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
     Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s 2010 Form 10-K, as revised, is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
99.1 Management’s Discussion and Analysis of Financial Condition and Results of Operations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: October 20, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President